                                                                    Exhibit 10.3

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                     CONTRACT FOR THE ENGINEERING, PROJECT
                 MANAGEMENT, FACTORY INSPECTION, TRAINING AND
                     TECHNICAL ASSISTANCE SERVICES FOR THE
                   ESTABLISHMENT OF A WIRELESS ACCESS SYSTEM



                        AZ COMMUNICATIONS NETWORK, INC.



                                    - and -



                        AIRSPAN COMMUNICATIONS LIMITED



                               October 25, 1999


                            CONTRACT NO. CN99-002/S

                               TABLE OF CONTENTS


                    SECTION 1      DEFINITIONS

                    SECTION 2      SCOPE OF THE CONTRACT

                    SECTION 3      SERVICES TO BE RENDERED BY ACL

                    SECTION 4      SERVICES TO BE RENDERED BY AZCOM

                    SECTION 5      PRICE

                    SECTION 6      TERMS OF PAYMENT

                    SECTION 7      SCHEDULE

                    SECTION 8      ACCEPTANCE

                    SECTION 9      CONFIDENTIALITY AND USE
                                   OF INFORMATION

                    SECTION 10     LIQUIDATED DAMAGES

                    SECTION 11     LIMITATION OF LIABILITY

                    SECTION 12     FORCE MAJEURE

                    SECTION 13     CHANGES

                    SECTION 14     APPLICABLE DOCUMENTS

                    SECTION 15     ORDER OF PRECEDENCE

                    SECTION 16     SEVERABILITY

                    SECTION 17     SUCCESSION AND ASSIGNMENT

                    SECTION 18     TERMINATION

                    SECTION 19     ARBITRATION

                    SECTION 20     INTERPRETATION

                    SECTION 21     ADDRESSES

                    SECTION 22     EXECUTION IN COUNTERPARTS

                    SECTION 23     EFFECTIVITY OF THE CONTRACT

                                      ***

This Contract For The Engineering, Project Management, Factory Inspection, Training and Technical Assistance Services For The Establishment of a Wireless Access System is entered into this 25/th/ day of October 1999 between the following parties:


     AZ COMMUNICATIONS NETWORK, INCORPORATED, a corporation organized and existing under the laws of the Republic of the Philippines and having its principal office in 8/th/ Floor DPC Place, 2322 Chino Roces Avenue, Makati
                         ------------------------------------------------------
     City, Philippines, represented in this act by its Director for Engineering,
     ------------------
     Felizardo P. dela Merced, and hereinafter referred to as "AZCOM";


                                   - a n d -


     AIRSPAN COMMUNICATIONS LIMITED, a corporation organized and existing under the laws of the United Kingdom and having its registered address at Cambridge House, Oxford Road, Uxbridge Middlesex, UB8, 1UN, United Kingdom,
     ---------------------------------------------------------------------------
     represented in this act by Henrik Smith-Petersen, Regional Sales Vice President, and hereinafter referred to as "ACL".


     (AZCOM and ACL may be individually referred to as a "Party" and collectively the "Parties")

WHEREAS, ACL has represented itself to be a qualified and reliable provider of services needed by AZCOM for the engineering, project management, factory inspection, training and technical assistance services, for the establishment of Wireless Access System Network and has offered to supply the same to AZCOM.

WHEREAS, AZCOM is the holder of a valid franchise issued by the Congress of the Republic of the Philippines and is duly authorized to provide telecommunications services throughout the Philippines.

WHEREAS, pursuant to its authority to provide telecommunications services, AZCOM has expressed its desire to acquire a wireless access system as contemplated by this Contract.

WHEREAS, AZCOM is interested in acquiring the said services offered by ACL for the said Project.

WHEREAS, ACL has agreed to provide, and AZCOM is willing to purchase the said services under such terms and conditions mutually agreeable to the Parties.


NOW, THEREFORE, for and in consideration of the foregoing, this Contract is entered into under the following terms and conditions:

1    DEFINITIONS
     -----------

     For purposes of this Contract, the following terms shall have the meanings indicated and the plural form of any term defined herein in the singular shall merely express the grammatical plural of that defined term:

     "Contract"                    refers to this Contract For The Engineering,
                                   Project Management, Factory Inspection,
                                   Training and Technical Assistance Services
                                   For The Establishment of a Wireless Access
                                   System together with its annexes and the other documents specifically considered its integral parts.

     "Acceptance Test Program"     refers to the series of steps to be taken in
                                   conducting the necessary tests and inspection of a System to verify its compliance with the Specifications, as determined by AZCOM.

     "Cell Site"                   refers to the area of coverage around a base
                                   station wherein it can provide reliable
                                   service in accordance with the
                                   Specifications.

     "Equipment"                   refers to the equipment i.e., Wireless Access
                                   System (WAS) Equipment, including base
                                   stations, subscriber terminals, RF and indoor units, antennas and feeders, and other related installation materials as described in Annex A, which ACL is required to deliver under this Contract, and to install, test and commission under the Services Contract.

     "System Acceptance"           refers to the issuance of a System Acceptance
                                   certificate by AZCOM after the completion of the System Acceptance Test to certify that the System installed by ACL fully complies with the Specifications.

     "System Acceptance Test"      refers to test conducted by AZCOM in
                                   accordance to an agreed Acceptance Test
                                   Program to determine if the System installed fully complies with the Specifications.

     "Network"                     refers to the complete point-to-point or
                                   point-to-multipoint configuration of the
                                   Equipment configured in accordance with the Specifications to provide the WAS; it shall be composed of multiple Systems.

     "Price" refers to the total price to be paid by AZCOM to ACL in consideration for the complete and faithful performance by ACL of its duties and responsibilities under this Contract.

     "Project"                     refers to the undertaking or activity subject
                                   of this Contract and the Services Contract.

     "Schedule"                    refers to the timetable describing the
                                   activities and the period within which to complete each and every System, the Network and the Project, as described in Annex B.

     "Supply Contract"             refers to Contract No. CN99-002 between AZCOM
                                   and ACL dated October 25, 1999, for the sale and purchase of equipment and ancillary facilities for the establishment of a wireless access system.

     "Spares" refers to the items or materials to be used as replacement or reserve for maintenance purposes of the Equipment during and after the Warranty Period, which shall likewise be subject to acceptance testing.

     "Specifications"              refers to the technical specifications of the
                                   Equipment as described in the Protocol (Annex
                                   B).

     "System" refers to a part or segment of the Network, which can be put into workable commercial operation. Each system shall be comprised of a base station, subscriber terminals, network management station, antennae, radio frequency amplifiers and other related equipment to complete point-to-point or point-to-multipoint connectivity under a single Cell Site.

     "Warranty Period"             refers to the period of time from System
                                   Acceptance up to 18 months thereafter. The
                                   Warranty Period shall be extended when the requirements of the performance monitoring as described in Annex B are not met.

     "Work" refers to all the services to be performed by ACL under the Contract.

2    SCOPE OF THE CONTRACT
     ---------------------

     2.1 ACL undertakes to provide the complete engineering, installation and commissioning, project management, factory inspection, training and technical assistance services and the other services stipulated in this Contract, and takes full responsibility of ensuring that the System shall comply in all respects with the Specifications.

     2.2 In consideration for the performance by ACL of its obligations under this Contract, AZCOM shall pay ACL the Price in accordance with the terms of payment described in Section 6 hereof.

3    SERVICES TO BE RENDERED BY ACL
     ------------------------------

     ACL shall perform the following services:

     3.1  Engineering Design

          3.1.1 ACL shall undertake the design and engineering of the complete network and other associated installation and erection materials to be established in accordance with the Specifications and shall assume full and overall responsibility over the System in regard to:

                 -    engineering and operational consistency

                 -    functional integration of the network

                 - operational and functional interconnection with AZCOM's frame relay network

          3.1.2 The design or engineering services shall include the following activities:

                 -    site survey

                 - preparation of plans, such as, installation drawings, system description, etc.

                 -    radio frequency planning and management

                 -    detailed engineering

          3.1.3 Prior to the installation of the Equipment, the detailed working plans shall be submitted by ACL to AZCOM, except for the first five (5) sites, one (1) week prior to the start of the installation for its comments or concurrence. Notwithstanding any comments made by AZCOM on the said plans, the responsibility of accomplishing the objectives of the Project shall remain with ACL.

     3.2  Installation and Commissioning

          3.2.4 ACL shall perform the installation work in accordance with the installation plan as agreed with AZCOM.

          3.2.5 ACL shall provide the necessary personnel with knowledge and skill in the installation of telecommunication equipment.

          3.2.6 ACL shall provide the installation and test personnel for the entire period of the Project in accordance with the agreed Schedule.

          3.2.7 The installation of the Equipment shall be undertaken in accordance with the installation documents, the appropriate Philippine government regulations, and the instructions of ACL. The comments or recommendations of AZCOM on the installation shall be taken into consideration by ACL as much as possible.

                         The installation shall include, but not be limited to the following.- Mechanical installation of the System

                         - Interconnection of the Equipment and internal cabling
                         - Interconnection of the Equipment to power supply and ground terminals
                         -    Interconnection to AZCOM's network
                         -    Termination to MDF/DDF

          3.2.8 The Equipment shall be tested after its installation. The quantity and type of measurement shall be agreed upon by the parties prior to the measuring activities and shall be stated in the Acceptance Test Program.

     3.3  Project Management

          3.3.1 ACL shall provide, during the entire period of the Project, the personnel who will coordinate with AZCOM in the performance of its planning, engineering, installation, testing and commissioning services.

          3.3.2 ACL shall arrange the time schedule of the performance of its services and inform AZCOM immediately of any changes in the said schedule. ACL shall coordinate with AZCOM on matters regarding shipment, availability of installation and testing personnel, tools, test equipment, vehicles and the on-time availability of the building and power supply equipment.

          3.3.3 ACL shall submit, except for the first five (5) sites, a weekly report of its accomplishments to AZCOM using a format to be agreed upon by the parties at least one (1) month before the start of the installation.

     3.4  Installation Planning

          3.4.1 ACL shall supply all the documents needed for the installation, testing and maintenance, and whatever information that may be essential for the proper installation of the Equipment. All the said documents shall be written in the English language.

          3.4.2 The documents to be provided by ACL for each station/switch location shall include, but not be limited to, the following:

                         -    Equipment layout plans
                         -    Floor layout plans
                         -    MDF/DDF and terminal block wiring plans
                         -    Network configuration plan
                         -    Power distribution plans
                         -    Cabling plans
                         -    Grounding plans
                         -    Installation instructions
                         -    Interface configuration

          3.4.3 ACL shall deliver the plans and drawings to AZCOM before the commencement of the installation work. A prerequisite for the installation planning is the punctual delivery of the building plans by AZCOM.

     3.5  Submission of Installation Documents

          ACL shall submit the installation documents to AZCOM for its comments or concurrence, except for the first five (5) sites, one (1) week prior to the start of the installation as stated in the installation schedule. Notwithstanding any comments made by AZCOM in the said plan, the responsibility of accomplishing the objectives of the Project shall remain with ACL.

     3.6  ACL's Personnel

          3.6.1 ACL shall provide sufficient and qualified manpower to carry out the Work within the period stated in Annex B.

          3.6.2 ACL shall replace any of its personnel whom AZCOM may consider undesirable.

          3.6.3 No employer-employee relationship shall exist between AZCOM and ACL's personnel, it being clearly understood that the said personnel are the employees of ACL.

     3.7  Tools and Test Equipment

          3.7.1 ACL shall make available the quantity and types of tools and test equipment needed for the testing and acceptance work to be done under this Contract. This excludes specialized tools and equipment required by AZCOM to perform Performance Monitoring.

          3.7.2 All the costs and expenses, including customs duties and re-export bond, which may be incurred in connection with the re-export of the tools and test equipment to their place of origin shall be for the account of ACL.

     3.8  Training Courses

          ACL shall provide training to AZCOM's personnel in accordance with Annex B.

     3.9  Technical Assistance

          ACL shall provide technical assistance service during the Warranty Period, as described in Annex B.

     3.10 Inland Transportation and Warehousing

          ACL shall bear the cost of warehousing, unloading, loading and transportation to the Job Site(s) of the Equipment as provided for under this Contract.

     3.11 Other Services

          ACL shall provide all the other services stipulated in this Contract.


4    SERVICES TO BE RENDERED BY AZCOM
     --------------------------------

     AZCOM shall provide the drawings of the equipment room which may be necessary for the installation design of the Equipment. AZCOM shall provide the technically-clarified design drawings of the equipment room of the buildings upon request by ACL. These drawings shall include the plans of the equipment rooms with data about positions for the Equipment as well as outlets for central main current grounding connection.

5    PRICE
     -----

     5.1 Subject to the compliance by ACL with the terms and conditions of this Contract, AZCOM shall pay ACL the following:

          The sum of [*] as full and complete payment of the Work. The breakdown of the Price shall be in accordance with Annex A and summarized as follows:

                                                           PRICE
                                                           (US$)

5.1.1    Engineering                                               [*]

5.1.2    Installation and Commissioning                            [*]

5.1.3    Project Management                                        [*]

5.1.4    Inland Transportation and Warehousing                     [*]

5.1.5    Factory Inspection/Training                               [*]

5.1.6    Technical Assistance                                      [*]
                                                     -----------------
                                      TOTAL                        [*]

5.2  The Price shall be firm up to the completion of the Project.

5.3 The Price covers all taxes, customs duties, license fees, and other charges which may be imposed on foreign services by authorities other than the government of the Republic of the Philippines. All taxes, fees and other charges which may be levied in the Philippines in connection with or incidental to this Contract shall be for the account of AZCOM.

5.4 In the event the full amounts provided for the cost of the Work are not utilized or in case of termination of this Contract under Section 19 hereof, ACL shall return the proportionate amount representing the value of Work which were not utilized in a manner to be described in a separate letter by AZCOM.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6    TERMS OF PAYMENT
     ----------------

     6.1 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay the Price in accordance with the following schedule:

          6.1.1  For Engineering Services

                 6.1.1.1 The downpayment, which is equivalent to fifteen percent (15%) of the full value of engineering services shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.1.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price from the proceeds of the financing agreement/s to be concluded by AZCOM, with the assistance of ACL, with international credit institutions to defray the cost of the Project. AZCOM shall pay the Price in accordance with the following schedule.

                          The balance, or eighty five percent (85%) of the value of the said services, shall be paid in eight (8) equal monthly installments, the first payment of which shall be due thirty (30) calendar days after the payment of the downpayment, and upon receipt of complete and correct invoice.

          6.1.2  For Installation and Commissioning Services

                 6.1.2.1 The downpayment, which is equivalent to fifteen percent (15%) of the value of the installation, testing and commissioning services, shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.2.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price by means of a telegraphic transfer in accordance with the following schedule:

                          (a) Seventy five percent (75%) of the value of the said services for each System shall be paid within thirty (30) calendar days from the time ACL informs AZCOM in writing that a System is ready for System Acceptance Test and upon receipt of complete and correct invoice.

                          (b) The balance, or ten percent (10%) of the value of the said services, shall be paid within thirty
                               (30) calendar days from the issuance of the System acceptance certificate of the last System and upon receipt of complete and correct invoice.

                         For purposes of determining the value of the installation for each System, the following formula shall be used :

                              A     =   (B/C) * D

                              where :

                              A     =   amount for installation, testing,
                                        commissioning and engineering services
                                        for each System

                              B     =   C/20

                              C     =   total Equipment amount for all Systems

                              D     =   total amount for installation, testing,
                                        commissioning and engineering services

          6.1.3  For Project Management and Inland Transportation and
                 Warehousing

                 6.1.3.1 The downpayment, which is equivalent to fifteen percent (15%) of the full value of project management services, shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.3.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price from the proceeds of the financing agreement/s to be concluded by AZCOM, with the assistance of ACL, with international credit institutions to defray the cost of the Project. AZCOM shall pay the Price in accordance with the following schedule.

                          Seventy five percent (75%) of the full value of the said services shall be paid within eighteen (18) equal monthly installments, the first payment of which shall be due thirty (30) days from the payment of the downpayment, and receipt of complete and correct invoice provided, that if, after the tenth (10th) installment, the percentage accomplishment in the installation is not commensurate to the progress billings for project management services already paid and provided that such non-accomplishment is ACL's responsibility. AZCOM shall have the right to suspend the payment of the project management services until after the work progress matches the billings. Thereafter the monthly billings shall take into account the actual percentage in work accomplishments.

                          The balance, or ten percent (10%) of the full value of the said services, shall be paid within thirty (30) calendar days from the issuance of the

                          System acceptance certificate of the last System and upon receipt of complete and correct invoice.

          6.1.4  For Training and Factory Inspection

                 Free of charge.

          6.1.5  For Emergency Technical Assistance

                 6.1.5.1 The downpayment, which is equivalent to fifteen percent (15%) of the value of the emergency technical assistance services, shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.5.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price from the proceeds of the financing agreement/s to be concluded by AZCOM, with the assistance of ACL, with international credit institutions to defray the cost of the Project. AZCOM shall pay the Price in accordance with the following schedule.

                          The balance, or eighty five percent (85%) of the value of the said services, shall be paid in twenty four
                          (24) equal monthly installments, the first payment of which shall be due thirty (30) calendar days from the payment of the downpayment and upon receipt of complete and correct invoice.

     6.2 AZCOM shall be responsible for securing all the required authorizations from the Bangko Sentral ng Pilipinas for the payments to be made under this Contract.

     6.3 ACL shall be responsible for the submission of all the required billings/invoices under this Contract.

     6.4 All bank charges, which may be incurred outside the Philippines on account of the above-mentioned payments, shall be borne by ACL.


7    SCHEDULE
     --------

     ACL acknowledges that time is of the essence in this Contract and therefore it shall undertake to complete the Work within the periods described in Annex B.


8    ACCEPTANCE
     ----------

     8.1 The Acceptance Test Program shall be prepared by ACL and submitted to AZCOM for its comments at least two (2) weeks before the conduct of the acceptance testing. AZCOM shall give its comments or signify its concurrence to the program within one (1) week from the date of its submission by ACL. The Acceptance Test Program shall not be implemented by ACL without the prior written approval of AZCOM.

     8.2  System Acceptance

          (a) A System shall be considered complete and ready for System Acceptance Test when all the items and components of the Equipment installed by ACL are in ACL's judgment, in working order.

          (b) ACL shall inform AZCOM in writing of the completion and readiness for System acceptance testing of a System at least two (2) weeks in advance of the scheduled testing.

          (c) The System Acceptance Test shall be conducted by AZCOM under the supervision of ACL within a period of seven (7) calendar days for each System. ACL shall immediately correct any defect for which it may be responsible. Upon successful System Acceptance Test, a system acceptance certificate shall be issued by AZCOM within two
               (2) weeks therefrom. In case the System is put into commercial operation by AZCOM before the System Acceptance without ACL's written approval, the System acceptance certificate shall be deemed to have been issued by AZCOM at the time of commencement of commercial operation.

          (d) The system acceptance certificate shall not be withheld because of minor defects which do not substantially affect the normal operation of the System as described in detail in Annex B.

     8.3  Performance Monitoring

          After the System Acceptance, the System concerned shall undergo performance monitoring in accordance with the pertinent provisions of Annex B. The performance monitoring shall continue until the System Acceptance. If, prior to the System Acceptance, the results of the performance monitoring show that the performance standards described in Annex B have not been met, ACL shall promptly undertake the necessary correction/s at no cost to AZCOM to bring the performance of the System to the agreed performance level.

          Consequently, the Warranty Period shall be extended by a period of time which corresponds to the length of time it took ACL to bring the System to the acceptable performance standards, as described in Annex B.


9    CONFIDENTIALITY AND USE OF INFORMATION
     --------------------------------------

     9.4 All business and technical information and data including all software provided by either Party and related documentation, in whatever form provided, recorded or unrecorded (hereinafter collectively referred to as "Information"), which the Parties may furnish or have furnished each other in anticipation of this Contract shall:

          (a)  be used solely for the purpose for which it was furnished;
          (b)  be treated in strictest confidence and protected;
          (c)  not be reproduced, except as necessary for its authorized use;
               and
          (d) if in tangible form, shall be returned together with all copies thereof, including the promotional materials, when demanded by either Party or no longer needed.

     9.5 The obligations of confidentiality and restricted use are not applicable to those portions of the Information that, free from any obligation to maintain confidential, were previously known to, or that fall into public knowledge without the fault of either Party, or which the Parties have agreed in writing need not be kept confidential.


10   LIQUIDATED DAMAGES
     ------------------

     10.1 AZCOM shall have the right to claim liquidated damages from ACL in case ACL fails to meet the scheduled date of System Acceptance of a System.

     10.2 In case of failure to meet the scheduled date of System Acceptance of a System, ACL shall pay AZCOM in United States Dollars, liquidated damages in an amount equivalent to 0.10% of the Price for each day of delay, Sundays and Holidays included.

     10.3 Where the right to claim liquidated damages exists, the liquidated damages payable shall not exceed eight percent (8%) of the price of the affected System. In addition, ACL must replace the affected System with a part of an equal or greater functionality

     10.4 In consideration of the aggressive schedule of the Project Implementation as shown in Annex B, ACL shall be allowed extra time to meet the schedule date of completion as follows:

          .  For the sites to be completed in November       : 60 days
          .  For the sites to be completed in December       : 60 days
          .  For the sites to be completed in January        : 30 days
          .  For the sites to be completed in February       : 15 days


          The above means that liquidated damages can only be claimed by AZCOM against ACL after the above extension time has likewise been exceeded.

     10.5 The claim of AZCOM for liquidated damages against ACL shall not prejudice the exercise of AZCOM of its other right and privileges under the contract.

     10.6 Any deferment on the part of AZCOM to remit the downpayment within ten
          (10) days of Contract signing shall allow ACL an extension equivalent to the number of days AZCOM has delayed in the remittance of the downpayment from the said ten (10) day period.

11   LIMITATION OF LIABILITY
     -----------------------

     The Parties shall be liable only for damages directly caused through their own fault or negligence.


12   FORCE MAJEURE
     -------------

     12.1 The Parties shall not be liable for the non-performance of any of its obligations under this Contract when such inability is due solely to an event of force majeure which (a) directly affects the performance of a Party's obligations under this Contract and (b) the occurrence of which event is not traceable to the fault or negligence of the said Party.

     12.2 The events of force majeure shall include, but not be limited to: (a) earthquakes, floods, typhoons, or epidemics; (b) war, rebellion, insurgency, riots, or invasion of the Philippines by another country;
          (c) strikes, lockouts, boycotts or other forms of work stoppage; and
          (d) government embargo, restriction, or commandeering of the vessel carrying the Equipment.

     12.3 In case an event of force majeure happens, the affected Party shall exert its best efforts to comply with its obligations under this Contract. If an event of force majeure prevents the carrying out of only a portion of the Project and that portion is not critical to the accomplishment of the Project as a whole, the affected Party shall continue to perform its obligations on the portion not affected by the event of force majeure.

     12.4 The Party invoking an event of force majeure must immediately notify in writing the other Party and specify which of its obligations it is prevented from complying with by the event of force majeure, and give an estimate of the period during which it is likely that it shall be prevented from complying with the said obligations. After the occurrence of the event of force majeure is proven, the Schedule and the performance bond may, after discussions in good faith, be amended by Contract of the Parties.

     12.5 The amendment of the Schedule pursuant to Section 12.4 shall not give ACL the right to seek or demand an adjustment or modification of the Price.


13   CHANGES
     -------

     13.1 Any request by AZCOM for a change in the Work or any part thereof shall be subject to the conformity of ACL. Such request shall be subject to later written confirmation by AZCOM. The additional cost and expenses which may arise on account of such changes, if any, shall be borne by AZCOM, and the date of completion of the Work may be extended by agreement of the parties.

     13.2 ACL may, with the consent of AZCOM, make minor adjustments in the Work as, in its sole discretion, may appear necessary for the proper accomplishment of its obligations under this Contract. The said adjustments shall be subject to the following conditions: (a) the general configuration, general characteristics and quality of the Work are maintained;

          (b) the Schedule is not changed or modified; (c) any additional costs or expenses which may arise as a consequence of such adjustments shall be for the account of ACL; and (d) such adjustments shall be reported in writing to AZCOM.

14.  APPLICABLE DOCUMENTS
     --------------------

     The following annexes shall, by this reference, form an integral part of this Contract:

     Annex A   -   Equipment List and Price Schedule

     Annex B   -   AZCOM-ACL Protocol dated October 25, 1999

     Annex C   -   Joint Order No. 1-91 (Comprehensive Import Supervision
                   Scheme)

15.  ORDER OF PRECEDENCE
     -------------------

     In case of any conflict in the interpretation of the terms and conditions of the various documents cited in this Contract, the order of precedence shall be: this Contract; Equipment List and Price Schedule (Annex A); Protocol (Annex B); Joint Order No. 1-91 (Annex C); and Supply Contract.


16   SEVERABILITY
     ------------

     If any part, term or provision of this Contract shall become invalid or unenforceable, the validity or enforceability of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed as if this Contract did not contain the particular invalid or unenforceable part, term or provision.


17   SUCCESSION AND ASSIGNMENT
     -------------------------

     17.1 This Contract shall be binding upon the successors and assigns of the Parties and shall not, except as otherwise provided in Section 18.2 hereof, be assigned in whole or in part by a Party without the prior written consent of the other party, and which consent shall not be unreasonably withheld.

     17.2 ACL may assign or sub-contract to its subsidiary or associated company in the Philippines or any other local entity its rights and obligations which ACL decides may be more appropriately performed by its subsidiary or associated company in the Philippines or other local entity. Before any such assignment or sub-contracting is entered into by ACL, it shall seek the comments of AZCOM on such intended course of action. However, AZCOM's comments shall not relieve or diminish ACL's obligations and responsibilities under this Contract. ACL shall continue to be responsible for the workmanship and quality of the work of the assignee or sub-contractee, including all acts of default or negligence of such assignee or sub-contractee, its employees or personnel, as if they were the acts of default or negligence of ACL. There is no employer-employee relationship between the employees of ACL and AZCOM and vice-versa.


18   TERMINATION
     -----------

     18.1 In case of default on the part of ACL:

          18.1.1 If ACL fails to comply with any of the terms and conditions of this Contract after proper written notice by AZCOM, AZCOM shall have the right to terminate this Contract thirty (30) days after a notice of termination has been served on ACL.

          18.1.2 In the event of such termination, AZCOM shall be entitled to retain and apply the balance, which may otherwise be due to ACL under this Contract to pay for the cost to complete the Project. If the said balance is not sufficient to cover the cost of the inoperative or non-functional Equipment or System, the additional cost needed to make the Equipment operative or functional shall be paid by ACL to AZCOM

     18.2 In case of default on the part of AZCOM:

          18.2.1 If AZCOM fails to comply with any of the terms and conditions of this Contract after proper written notice by ACL, ACL shall have the right to terminate this Contract thirty (30) days after a notice of termination has been served on AZCOM.

          18.2.2 In case of such termination, AZCOM shall pay ACL the value of the delivered Equipment and release the performance bond submitted by ACL.


19   ARBITRATION
     -----------

     19.1 In the event of any dispute or difference of opinion arising out of or relating to this Contract or breach thereof, the parties shall exert their best efforts to settle such dispute or difference amicably.

     19.2 If such dispute or difference is not amicably settled within sixty
          (60) calendar days from its occurrence, the matter shall be settled through arbitration by a panel of three (3) arbitrators, one to be named by each Party and the third arbitrator shall be chosen by the two earlier designated arbitrators. In case they fail to select a third arbitrator within fifteen (15) calendar days from the date they commenced the discussion of the said selection, the third arbitrator shall be appointed by the chairpersons of the National Bar Associations of the countries of the Parties. No one shall be nominated or act as an arbitrator who is in any way financially interested in this Contract or in the business affairs of any of the parties.

     19.3 If any Party is dissatisfied with the decision of the arbitrators, the Party concerned shall, within ten (10) calendar days from receipt of the decision, notify the arbitrators that it disputes the same and the matter shall thereupon be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be conducted in Geneva, Switzerland in the English Language. The resulting award shall be final and binding on the parties.


20   INTERPRETATION
     --------------

     20.1 The table of contents and headings of the sections are included for convenience of reference only. They shall not affect the construction and interpretation of any provision of this Contract. The word "hereof" is used in this Contract to refer to this Contract as a whole and not to any individual section or part of this Contract. Reference to sections are to sections of this Contract.

     20.2 To interpret the commercial terms and abbreviations used in this Contract, which have not been otherwise defined, the provisions of the latest issue of INCOTERMS shall be used. All the other terms and conditions of this Contract shall be interpreted in accordance with the laws of New York State, USA provided that nothing in this Section 20 shall be construed to authorize the amendment or modification of the annexes cited in Section 14 hereof.

     20.3 Any granting of time and other indulgence or waiver of obligation on the part of one party to the other shall be isolated or peculiar to that particular occasion or purpose and shall be without prejudice to future compliance with the terms and conditions of this Contract.


21   ADDRESSES
     ---------

     21.1 AZCOM and ACL specify their respective addresses as follows:

          For AZCOM:

          AZ COMMUNICATIONS NETWORK INCORPORATED
          8/F DPC Place, 2322 Chino Roces Avenue
          Makati City, Philippines

          Attention:  Felizardo P. dela Merced


          For ACL:

          AIRSPAN COMMUNICATIONS LIMITED
          Cambridge House, Oxford Road
          Uxbridge Middlesex, UB8 1UN UK

          Attention:  Henrik Smith-Petersen

     21.2 Any letter or notice sent to these addresses shall be considered delivered upon its actual receipt by the addressee. In the event any party changes its address, it shall notify the other party of the change of address in writing within five (5) calendar days from the date the change of address took effect.


22   EXECUTION IN COUNTERPARTS
     -------------------------

     This Contract may be executed in counterparts by both Parties and shall become effective upon receipt by either Party of a copy of this Contract duly executed by the other.


23   EFFECTIVITY OF THE CONTRACT
     ---------------------------

     This Contract shall become effective after it is signed by AZCOM and ACL.



IN WITNESS WHEREOF, the parties have affixed their signatures on the date and place first above written.



AZ COMMUNICATIONS                    AIRSPAN COMMUNICATIONS LIMITED
NETWORK INCORPORATED


By:                                  By:



_________________________             ______________________


                         Witnessed By:



_________________________             _____________________

                                    ANNEX A

                                      OF

                             CONTRACT NO. CN99-002




                              AZCOM-ACL PROTOCOL





PROVISIONING, ENGINEERING, FURNISHING, INSTALLATION, TESTING AND COMMISSIONING



                                    FOR THE



                         ESTABLISHMENT OF A COMPLETE
                        WIRELESS ACCESS SYSTEM NETWORK



                               OCTOBER 25, 1999

                             Equipment Price List

------------------------------------------------------------------------------------------
Equipment Description -Demand Assigned               Quantity   Unit Price  Extended Price
for 20 BS, 322 STs                                   Required
------------------------------------------------------------------------------------------
Subscriber Terminal
L 128 Internal Subscriber Terminal                           *           *               *

DA Modules
CT Rack with combiner & 2 DA shelves                         *           *               *

CT Expansion Rack with alarm & 2 DA  shelves                 *           *               *

Basic RF plug in set for CT
 (PA+MON+2PSU+DIPLNA)                                        *           *               *

RF plug in expansion set for omni/multi-sector CT
 (PA+PSU+DIPLNA)                                             *           *               *

Basic DA Card set (rf+AU+TU+SC+2PSU)                         *           *               *

DA Modem Card                                                *           *               *

AC Rack with alarm & 1 AC shelf                              *           *               *

Basic AC Card Set (64kbit/s)
 (2PSU+SC+CTU+XTU)                                           *           *               *
                                                                                ----------
                                                                                         *

Antenna Modules
Omni Antenna System, incl. Feeder and kit                    *           *               *

Sitespan NMS
Sitespan HW platform                                         *           *               *

Sitespan Client / Server Software License                    *           *               *

Sitespan Shelf License                                       *           *               *

STMON                                                        *           *               *
                                                                                ----------
                                                                                         *

Misc.
System Spares                                                *           *               *

Tools (CT and ST Installation and Maintenance)               *           *               *

Survey Tool                                                  *           *               *

Pump-up mast for use with survey tool                        *           *               *
                                                                                ----------
TCP/IP to RS232 Converter for NMS Backhaul                   *           *               *
                                                                                ----------
                                                                                         *

Mandatory Services
Documentation Set (CD ROM)                                   *           *               *
Design/Engineering Services                                  *           *               *

Installation and Commissioning                               *           *               *

Project Management                                           *           *               *
------------------------------------------------------------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

------------------------------------------------------------------------------------------
Equipment Description - Demand Assigned (Cont.)      Quantity   Unit Price  Extended Price
for 20 BS, 322 STs                                   Required
------------------------------------------------------------------------------------------

Inland Transportation and Warehousing                        *           *               *

Technical Assistance                                         *           *               *

Factory Inspection / Foreign Training                        *           *               *

Local Training                                               *           *               *
                                                                                ----------
                                                                                         *
------------------------------------------------------------------------------------------
Total Cost of Equipment and Services in US$                                              *

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                            Detailed Equipment List

AS 4000 Equipment (X3 Band)

Description                                                             Qty
-------------------------------------------------------------------------------
Antennas
Omni Antenna System                                                      *
Feeder Install Kit                                                       *
Feeder cable                                                             *

CT Rack + RF Plug in cards
Rack hardware with 2 DA modem shelves (powder coat painted)              *
EPI PSU                                                                  *
X3 - RF Diplexer and LNA                                                 *
Combiner Mon                                                             *
Combiner Mon PSU                                                         *
Dual Power Amplifier to include packaging                                *

DA Expansion rack
Expansion "carcus" rack with cables and power distribution panel
and "standard" Expansion rack vent and blanking panels                   *
DA modem shelf (powder coat painted)                                     *
Blanking panels for FA modem shelf (to fill in for non-fitted DA shelf)  *

DA Modem Shelf Card set for 1 RF carrier
DA AU card                                                               *
DA SC card                                                               *
DA TU card                                                               *
DA CT RF card (C2 band)                                                  *
DA Modem Card                                                            *
DA Shelf PSU                                                             *

DA Access Concentrator rack
Access Concentrator "carcus" rack with cables and power                  *
distribution paneland "standard" AC rack vent and blanking panels
DA Access Concentrator shelf (powder coat painted)                       *

DA Access Concentrator Shelf Card set for 1 RF carrier
DA SC card                                                               *
DA TU card                                                               *
DA Shelf PSU                                                             *

Subscriber Terminals
ST-L128 Leased Line Data Terminal (Indoor and X3 Outdoor Units)          *
ST L128 PSU - 220Vac, 3-prong (US standard) power plug                   *
25m Drop Cable with one end connectorised and connector kit              *

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Description                                                             Qty
-------------------------------------------------------------------------------
Sitespan
Hardware / Software Platform                                             *
Sitespan Client / Server License                                         *
Shelf License (per shelf)                                                *
STMON License and Media                                                  *

Misc
System Spares Set                                                        *
CT Installation and Maintainence Tools                                   *
ST Installation Tools                                                    *
Survey Tool                                                              *
Pump-up Mast for Survey Tool                                             *

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                             Detailed Spares List

-------------------------------------------------------------------------------
Description                                                        Qty
-------------------------------------------------------------------------------
CT Rack + RF Plug in cards
EPI PSU                                                             *
X3 - RF Diplexer and LNA                                            *
Combiner Mon                                                        *
Combiner Mon PSU                                                    *
Dual Power Amplifier                                                *

DA Modem Shelf Cards
DA AU card                                                          *
DA SC card                                                          *
DA TU card                                                          *
DA CT RF card (X3 Band)                                             *
DA Modem Card                                                       *
DA Shelf PSU                                                        *

DA Access Concentrator Shelf Cards
DA SC card                                                          *
DA TU card                                                          *
DA Shelf PSU                                                        *


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ANNEX B

                                      OF

                             CONTRACT NO. CN99-002



                               AZCOM-ACL PROTOCOL



         PROVISIONING, ENGINEERING, FURNISHING, INSTALLATION, TESTING
                               AND COMMISSIONING


                                    FOR THE


                         ESTABLISHMENT OF A COMPLETE
                        WIRELESS ACCESS SYSTEM NETWORK



                               OCTOBER 25, 1999

                               TABLE OF CONTENTS

        1. Project Description

        2. Definitions

        3. Responsibilities of ACL

                3.1 Supply of Equipment, Spares, Tools & Test Equipment and
                        Documentation

                3.2 Design and Engineering

                3.3 Installation, Testing and Commissioning

                3.4 Foreign and Local Training

                3.5 Emergency Technical Assistance

                3.6 Inland Transportation

                3.7 Storage

        4. Responsibilities of AZCOM

        5. Technical Details

        6. Design Review Meeting

        7. Implementation Schedule

        8. Factory Testing and Inspection

        9. System Acceptance

       10. Maintenance Spares

       11. Tools and Test Equipment

       12. Repair Service

       13. Documentation

       14. Warranty

List of Attachments
        Attachment 1 Scope of Work
        Attachment 2 Network Configuration and Requirements
        Attachment 3 Technical Specifications
        Attachment 4 Interface Configuration
        Attachment 5 Deployment Plan
        Attachment 6 Training Program

                               AZCOM-ACL PROTOCOL

This document defines the technical details of the Scope of Work as well as the responsibilities of AZ COMMUNICATIONS NETWORK INCORPORATED and AIRSPAN COMMUNICATIONS LIMITED in the implementation of the Project covered by Contract No. CN99-002.

1.      PROJECT DESCRIPTION

        This Project covers the design, engineering, supply, installation, testing and commissioning of an integrated turnkey project for the establishment of a complete network. It includes the following:

        1.1.    Base Stations
                The base stations, at X3 Band, shall be capable of supporting the following number of Subscriber Terminals:

Location               Year 1    Year 2  Year 3  Year 4 Year 5 Year 6 Year 7
---------------------------------------------------------------------------
Manila 1                 *          *        *      *      *      *      *
Cavite                   *          *        *      *      *      *      *
Calamba                  *          *        *      *      *      *      *
RBS ???                  *          *        *      *      *      *      *
P. Princesa              *          *        *      *      *      *      *
Batangas                 *          *        *      *      *      *      *
Lucena                   *          *        *      *      *      *      *
Legaspi                  *          *        *      *      *      *      *
Naga                     *          *        *      *      *      *      *
Manila 2                 *          *        *      *      *      *      *
San Fernando, LU         *          *        *      *      *      *      *
Baguio                   *          *        *      *      *      *      *
Dagupan                  *          *        *      *      *      *      *
Angeles                  *          *        *      *      *      *      *
Malolos                  *          *        *      *      *      *      *
Cabanatuan               *          *        *      *      *      *      *
Tarlac                   *          *        *      *      *      *      *
Cebu                     *          *        *      *      *      *      *
Bacolod                  *          *        *      *      *      *      *
Iloilo                   *          *        *      *      *      *      *
Dumaguete                *          *        *      *      *      *      *
Davao                    *          *        *      *      *      *      *
Gen. Santos              *          *        *      *      *      *      *
Iligan                   *          *        *      *      *      *      *
Zamboanga                *          *        *      *      *      *      *
Cagayan de Oro           *          *        *      *      *      *      *
BST 1                    *          *        *      *      *      *      *
BST 2                    *          *        *      *      *      *      *
BST 3                    *          *        *      *      *      *      *
BST 4                    *          *        *      *      *      *      *
BST 5                    *          *        *      *      *      *      *
BST 6                    *          *        *      *      *      *      *
BST 7                    *          *        *      *      *      *      *
BST 8                    *          *        *      *      *      *      *
-------------------------------------------------------------------------------
Increment                *          *        *      *      *      *      *
Cumulative               *          *        *      *      *      *      *
-------------------------------------------------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        The Network shall be designed to accommodate the above projected growth in capacity. Note that the above does not include allocation for spares.

1.2. Subscriber Terminals using Code Division Multiple Access (CDMA) wireless air interface to connect the subscriber to the Base Station at X3 Band

Location               Year 1  Year 2  Year 3  Year 4  Year 5  Year 6  Year 7 Total
-----------------------------------------------------------------------------------
Manila South             *       *       *       *       *       *       *      *
Cavite                   *       *       *       *       *       *       *      *
Calamba                  *       *       *       *       *       *       *      *
RBS                      *       *       *       *       *       *       *      *
Batangas                 *       *       *       *       *       *       *      *
Legaspi                  *       *       *       *       *       *       *      *
Manila North             *       *       *       *       *       *       *      *
San Fernando, LU         *       *       *       *       *       *       *      *
Angeles                  *       *       *       *       *       *       *      *
Malolos                  *       *       *       *       *       *       *      *
Cabanatuan               *       *       *       *       *       *       *      *
Tarlac                   *       *       *       *       *       *       *      *
Cebu                     *       *       *       *       *       *       *      *
Iloilo                   *       *       *       *       *       *       *      *
Davao                    *       *       *       *       *       *       *      *
Cagayan de Oro           *       *       *       *       *       *       *      *
Baguio                   *       *       *       *       *       *       *      *
Dagupan                  *       *       *       *       *       *       *      *
Bacolod                  *       *       *       *       *       *       *      *
General Santos           *       *       *       *       *       *       *      *
Lucena                   *       *       *       *       *       *       *      *
Naga                     *       *       *       *       *       *       *      *
Iligan                   *       *       *       *       *       *       *      *
Puerto Princesa          *       *       *       *       *       *       *      *
Dumaguete                *       *       *       *       *       *       *      *
Zamboanga                *       *       *       *       *       *       *      *
BST 1                    *       *       *       *       *       *       *      *
BST 2                    *       *       *       *       *       *       *      *
BST 3                    *       *       *       *       *       *       *      *
BST 4                    *       *       *       *       *       *       *      *
BST 5                    *       *       *       *       *       *       *      *
BST 6                    *       *       *       *       *       *       *      *
BST 7                    *       *       *       *       *       *       *      *
BST 8                    *       *       *       *       *       *       *      *
-----------------------------------------------------------------------------------
Total                    *       *       *       *       *       *       *      *

Note that the above does not include allocation for spares.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        1.3. Supply of Spares

        1.4. Supply of Maintenance Tools and Test Equipment

        1.5. Documentation

        1.6. Installation, Testing and Commissioning Services

        1.7. Foreign and Local Training Services

        1.8. Inland Transportation and Storage

        1.9. Emergency Technical Assistance

        Please refer to Attachments 1 and 2 for the Scope of Work and Network Configuration and Requirements respectively.

2.      DEFINITIONS

        All defined terms in Contract No. CN99-002, when used in this document, shall have the same meaning as in the Contract stated. The following additional terms shall have the meanings as indicated hereunder:

        Inland Transportation   The delivery of Equipment from the Manila
                                seaport and/or airport to the storage area and Job Sites.

        Installation            The assembly, mounting and wiring of the
                                Equipment and consequently the testing of the Equipment.

        Job Site The premises where the Work shall be performed, but not including the subscriber premises.

        Pre-Acceptance Test     The execution of measurements and the necessary
                                adjustments of the parameters and the
                                performance of the Equipment working as a System before the System Acceptance Test. The test is required to ascertain compliance of the Equipment with the Specifications

        Network The complete configuration of the Equipment from the frame relay switching system, base stations, up to the subscriber terminals providing managed data communication connectivity and other services to the subscribers.

        Ready for Service       The date the Project shall be available for
                                commercial service.

        Site Survey             The exploration of Job Sites to determine the
                                existing conditions.

        System A part or segment of the Network which can be put into workable commercial operation.

        Warranty The written assurance of ACL to AZCOM that the Equipment and Spares delivered by ACL fully complies with the Specifications.

3.      RESPONSIBILITIES OF ACL

        3.1.    Supply of Equipment, Spares, Tools & Test Equipment and
                Documentation

                3.1.1. ACL shall supply and deliver all Equipment necessary to establish, operate and maintain a complete working Network under this Project as described in Section 1 to conform with the applicable provisions of the Technical Specifications (Attachment 3) as contained in this Annex B of Contract No. CN99-002.

                3.1.2. The list of Equipment, Spares and tools and test equipment to be provided are indicated in Annex A.

                3.1.3. All Equipment to be supplied by ACL shall be pre-wired, pre-assembled and tested in the country of origin in accordance with the existing standard practices of the telecommunications organization operating in the said country.

                3.1.4. ACL agrees that all items under Annex A and the attachments to this Protocol are included in the Price and no claim for additional payment on the grounds of omitted items will be entertained. On the basis of the updated/revised bill of materials after detailed engineering, a contract cost adjustment shall be mutually agreed by both parties for any modifications made by AZCOM that shall result to the revision of previously agreed Equipment quantities based on the accepted unit prices offered by ACL. Likewise, corresponding price reduction based on unit prices offered shall be made in case ACL recommends a change or modification resulting in the reduction of Equipment quantities to be provided. However, any expenses caused by modifications and/or changes made by ACL to meet the System performance requirements, circuit requirements and other performance criteria as contained in this Protocol such that said modification and/or changes will result to an increase in Equipment quantity and/or change in types of Equipment/materials and services shall be borne by ACL. However, cost implications due to change in Equipment quantities and services caused by reasons of no fault of ACL shall be mutually discussed and agreed upon by both parties.

        3.2.    Design and Engineering

                3.2.1. ACL shall undertake the design and engineering of the Project as described in Section 1 and shall assume full and overall responsibility of the Equipment to be installed under this Project as to:

                        a. engineering and operational consistency
                        b. functional integration of the Network
                        c. operational and functional interconnection with AZCOM
                           frame relay network in accordance with Attachment 4

                3.2.2. The design and engineering shall include the following among others:

                        a. site survey
                        b. preparation of engineering plans
                        c. preparation of radio frequency plans
                        d. preparation of bill of materials

                3.2.3. Prior to the preparation of the final detailed plans, the preliminary design such as site layout and floor layout for the network node shall be submitted to AZCOM for concurrence one (1) month prior to the commencement of installation (for the first five Systems, it shall be submitted 1 week before installation). AZCOM reserves the right to modify or alter any or all parts of the design. However, in such cases, any changes should be discussed and mutually agreed by both parties so that the original time schedule as per Attachment 5 can be achieved.

                        For the Base Stations and Subscriber Terminals, a common or typical installation document shall be provided for all sites.

                3.2.4. ACL shall supply all the information required for the installation, testing and maintenance of the Equipment.

                3.2.5. ACL shall supply in two (2) sets, all the document necessary for the installation, testing and maintenance, of the Equipment. The installation documents to be provided by ACL for each station/switch location shall include, but shall not be limited to the following:

                        - Equipment Layout Plans
                        - Floor Layout Plans
                        - MDF/DDF and Terminal Block Wiring Plans
                        - Network Configuration Plans
                        - Cabling Plans
                        - Grounding Plans
                        - Power Distribution Plans
                        - Installation Instructions
                        - Interface Configuration

                3.2.6. Two (2) sets of final plans and drawings for each radio station/switch location, bill of materials, and implementation Schedules, shall be submitted to AZCOM prior to the commencement of the Installation for concurrence. AZCOM reserves the right to modify or alter any or all parts of the plan. However in such cases, any changes should be discussed and agreed upon by both parties so that the original time schedule as per Attachment 5 can be achieved.

                3.2.7. All installation plans to be submitted by ACL to AZCOM shall be signed and sealed by a Electronics and Communications Engineer for switching and transmission systems and Electrical Engineer for electrical systems.

                3.2.8. ACL shall provide all grounding connections for the Equipment to be supplied for this Project.

                3.2.9. ACL shall submit to AZCOM within two (2) weeks after signing of this Contract the following Equipment information for each site:

                        - Equipment dimension, weight and floor loading
                        - Equipment AC power consumption
                        - Heat dissipation
                        - Typical Equipment Layouts

        3.3.    Installation, Testing and Commissioning

                3.3.1. ACL shall be responsible for the installation, testing and commissioning of all Equipment to be provided under this Contract.

                3.3.2. Antenna installation and orientation shall also be handled by ACL.

                3.3.3. ACL shall likewise install one (1) Subscriber Terminal per radio channel at the subscriber premises in accordance with the ST Installation Procedure document that will be delivered within two (2) weeks from signing of this Contract. The number of Subscriber Terminals installed by ACL shall in no case be less than twenty five (25).

                3.3.4. ACL shall install, test and commission 48VDC power equipment provided by AZCOM for use of the Equipment. Details of the equipment are provided in Attachment 3.2.

                3.3.5. ACL shall provide the necessary number with the corresponding qualifications of personnel required for the installation of the Equipment. The Installation shall be in accordance with the installation documents and the appropriate Philippine government regulations.

                        The Installation shall include, but not be limited to the following:

                        - Mechanical installation of the system

                        - Interconnection of the Equipment and internal cabling
                        - Interconnection of the Equipment to the AC power
                          supply and ground terminals
                        - Interconnection to AZCOM frame relay network in
                          accordance with Attachment 4

                3.3.6. Other tools and test equipment which may be necessary for the implementation of the project and which are not purchased under this Contract shall be for the account of ACL including all cost and expenses which may be incurred in connection with the importation and re-exportation of ACL's tools and test equipment to and from their place of origin. This excludes specialized tools and equipment required by AZCOM to perform Performance Monitoring.

                3.3.7. ACL shall inform AZCOM of the schedule of Installation, testing and commissioning activities at least one (1) week before the start of each activity.

                3.3.8. ACL shall provide personnel for the entire project implementation period who will coordinate with AZCOM on all activities related to the planning, installation and acceptance testing/commissioning of the complete Equipment as described in Section 1.

                3.3.9. Acceptance test procedures, schedules, dates and standards shall be prepared by ACL and submitted to AZCOM at least two (2) weeks before the scheduled System Acceptance Testing. AZCOM shall signify the concurrence or comments for modification within one (1) week thereafter.

                3.3.10. ACL shall arrange the time-schedule of the installation, commissioning, acceptance testing and other related activities of the entire project and inform AZCOM immediately for any changes. ACL shall submit monthly reports to AZCOM showing actual project status of development in terms of:

                        - Equipment and materials delivery, quantities
                          installed or in storage, location, etc.
                        - Current status of Work
                        - Actual work progress data like percent of completion
                          of the Project or parts
                        - Installed and tested Equipment or System
                        - Summary of test results
                        - Variances and explanations

                3.3.11. ACL shall analyze reasons and consequences of delays and/or advancement of any particular project activity.

                3.3.12. ACL shall inform AZCOM of any problem that may arise prior to or during installation and commissioning.

        3.4.    Foreign and Local Training

                3.4.1. ACL shall provide a suitable, adequate and comprehensive training program for AZCOM engineers, operation and maintenance personnel.

                3.4.2. Foreign training shall be conducted at ACL factory and/or training facility in manufacturer's locality. The following expenses associated in the training program, including instructors' fees; the cost of training materials and venue; lodging; local transportation; shall be for the account of ACL. ACL shall, likewise, provide all necessary assistance to AZCOM's personnel in visa arrangements for the periods of their stay in the manufacturer's locality.

                3.4.3. For the instructor for the local training, ACL shall bear all expenses which includes the cost of travel between ACL's country and the Philippines; and the cost of the instructor's accommodation and subsistence allowance in the Philippines.

                3.4.4.  Training Program

                        3.4.4.1. The training program as described in Attachment
                                 6 should assure AZCOM to be self-sufficient and independent to engineer, install, maintain and operate the System.

                        3.4.4.2. The training course for engineers shall be
                                 aimed towards future engineering of the
                                 Equipment, redimensioning, rearrangement, reconfiguration and expansion of the System, and providing technical support to operation and maintenance group as the need arises.

                        3.4.4.3. The training course for operation and
                                 maintenance personnel shall be aimed towards operation, maintenance and repair of the Equipment to be installed.

                        3.4.4.4. The training course for installation and
                                 testing personnel shall include an overall knowledge of hardware and operational aspects of the Equipment and shall cover the installation practices, acceptance testing, testing operation practices and maintenance standard practices.

-------------------------------------------------------------------------------
Training Course                              No. of  Location  No. of weeks
                                             Trainees
-------------------------------------------------------------------------------
Planning & Engineering/
Operation & Maintenance
-------------------------------------------------------------------------------
Radio Planning                                    6  Foreign   2 days
-------------------------------------------------------------------------------
WAS Eng'g/Oprns/Maint.                            6  Foreign   3 days
-------------------------------------------------------------------------------
Installation & Testing
-------------------------------------------------------------------------------
CT Installation                                   6  Local     1 week
-------------------------------------------------------------------------------
ST Installation                                  10  Local     1 week
-------------------------------------------------------------------------------
Troubleshooting & Repair                          4  Local     1 week
-------------------------------------------------------------------------------

                        3.4.4.5. On-the-job training shall be done in accordance
                                 with the implementation schedule as per
                                 Attachment 5.

                        3.4.4.6. As part of the Installation services, ACL shall
                                 accommodate AZCOM installation and testing personnel to participate in the installation and testing.

                        3.4.4.7. ACL shall provide the corresponding instruction
                                 aids (slides, transparencies and the like) and training manuals for use of AZCOM.

                        3.4.4.8. ACL shall make available the presence of
                                 qualified trainer expert on the topics
                                 mentioned in Attachment 6.

                        3.4.4.9. The language of instruction shall be in English
                                 and all instructors shall be proficient in both written and spoken English. AZCOM reserves the right to request immediate replacement if any instructors is found to be deficient.

        3.5.    Emergency Technical Assistance

                ACL shall provide emergency technical assistance to AZCOM during the Warranty Period, which shall include the following:

                3.5.1. A technical assistance office, which shall be responsible for the emergency technical assistance obligations, shall be located in Manila for the duration of the technical assistance period.

                3.5.2. ACL shall provide emergency technical assistance for both hardware and software as required by AZCOM within two (2) hours of a request for such assistance. The two
                        (2) hour response requirement applies at any time other than normal duty hours. ACL's technical assistance representative shall ensure availability at all times for recall. The technical assistance shall be initially conducted from Manila office by means of verbal advices or written instructions to AZCOM employees in charge of the System operation. If within two (2) hours after such consultation, the System cannot be put into normal operation, or if the faulty part cannot be identified, ACL's expert shall be on the respective site within twenty four (24) hours to provide on-site technical assistance.

                3.5.3. The technical assistance shall include the following services:

                        3.5.3.1. Technical assistance in a manner such that
                                 AZCOM will progressively become qualified in maintaining and operating the Equipment.

                        3.5.3.2. Assist in troubleshooting, correcting
                                 deficiencies, inspection, and use of on site test equipment.

                        3.5.3.3. Assist AZCOM in test and analysis to determine
                                 defective components and shipment of defective components to ACL's plant for repair.

                        3.5.3.4. Maintain records of all technical assistance
                                 performed, and submit monthly reports of the same to AZCOM.

                        3.5.3.5. Propose maintenance support scheme for both
                                 hardware and software. Define routine and corrective maintenance routines for any System.

                        3.5.3.6. Provide software support on the Equipment at no
                                 cost to AZCOM and shall assist with regard to establishment of AZCOM's own software specialist group and software support facilities.

                        3.5.3.7. Provide, at no cost to AZCOM during the
                                 warranty period, software updates as and when introduced by ACL for use in connection with the offered Equipment. A software update means an error corrected version without change of features of the last release delivered.

                        3.5.3.8. Provide assistance in the design work
                                 particularly in the introduction of new
                                 techniques for sub-systems to be interfaced with other types of equipment or any other future engineering requirements.

                        3.5.3.9. Provide assistance for the reconfiguration and
                                 the necessary documentation for such
                                 reconfiguration.

                        3.5.3.10.The technical assistance shall supplement the
                                 performance of AZCOM's operations and
                                 maintenance personnel to ensure effective
                                 "operation and maintenance" of the System. This includes, subject to AZCOM's approval, setting up specific operation and maintenance methods, procedures and conventions, and assistance during implementation.

                        3.5.3.1l.Coordination of supplemental schedules,
                                 services and supplies including suggestions, shall be by monthly review meetings in Manila. Emergency co-ordination shall be by the most expeditious means.

        3.6.    Inland Transportation

                3.6.1. ACL shall provide at its own expense the necessary vehicle for the transportation of its personnel in the Philippines.

                3.6.2. ACL shall provide at its own expense the necessary inland transportation to deliver the supplied Equipment from ACL's storage area to Job Sites. All risks involved in the transportation and storage of the Equipment shall be ACL's responsibility.

        3.7.    Storage

                Storage of all supplied items under Contract No. CN99-002 shall be the responsibility of ACL. The security and store keeping of materials and Equipment shall also be the responsibility of ACL.

4.      RESPONSIBILITIES OF AZCOM

        4.1. AZCOM under ACL's supervision shall be responsible for the System Acceptance of the Equipment under this Agreement.

        4.2.    AZCOM shall provide the following:

                4.2.1. Building space for Equipment and facilities like electrical, air conditioning/ventilation and other building requirements mutually agreed by AZCOM and ACL.

                4.2.2.  Security for Equipment at the Job Site.

                4.2.3. AC power including the necessary mains and ground connections in the main distribution panel.

                4.2.4.  Installation of DDF and patch panel provided by ACL.

                4.2.5. The necessary plans of the equipment rooms with data about positions of Equipment as well as outlets of central main current and grounding connections which are necessary for the project and construction planning.

                4.2.6. Assistance to ACL's survey personnel in determining the local information necessary for station planning.

                4.2.7. Custom clearance of the deliveries on best efforts basis. ACL shall inform AZCOM about its deliveries as quickly as possible.

                4.2.8. Vehicles necessary for the transportation of personnel of AZCOM during the entire Work.

                4.2.9. Necessary data on existing facilities required by ACL for the Project and construction planning such as floor plan/equipment layouts of stations.

                4.2.10. AZCOM shall favorably endorse ACL's applications for the necessary visas and work permits of its personnel.

                4.2.11. AZCOM shall provide to ACL for each System anomaly reports in accordance with the procedure to be agreed upon by both parties after the start of technical assistance.

                4.2.12. AZCOM shall perform regular System maintenance as
                        required under ACL's maintenance recommendation.

5.      TECHNICAL DETAILS

        5.1. The Equipment shall have sufficient flexibility to accommodate future growth, introduction of new services, and for subscribers to modify services to meet their needs. The system architecture shall meet all the relevant international recommendations, and use of industry standards operating system that allows commercial software to be used for the service management system. Its architecture shall aim for open network provisioning and multi-vendor environment.

        5.2. The Equipment shall be able to economically permit expansion of the Network without degradation or interruption of service. Such expansion maybe due to Network growth or due to increase in loading resulting from changes in traffic pattern.

        5.3. The Equipment shall also conform with the provisions of the latest issue of the Electronics Code of the Philippines and shall be designed considering the Philippine's environmental conditions.

        5.4. ACL shall ensure that the Equipment and materials delivered under this Project shall conform with the latest international and national standards and the Technical Specifications detailed in Attachment 3.

        5.5. The Network shall comply with the following availability percentages:

                --------------------------------------------------------------
                Distance of ST from CT                  Availability
                --------------------------------------------------------------

                Within 2 Kms                            99.86%

                Within 2 to 5 Kms                       99.7%

                Within 5 to 15 Kms                      99.5%

                --------------------------------------------------------------

                The above availability percentages include effects of equipment reliability, equipment failure rate and atmospheric effects.

6.      DESIGN REVIEW MEETING

        6.1. The first design review meeting will be held in Manila three (3) weeks after signing of this Contract or at any other time mutually agreed by both parties.

        6.2. All technical details necessary for the implementation shall be discussed and mutually agreed upon by both parties during the design review meeting.

        6.3.    Other design review meetings may be held according to necessity.

        6.4. The schedules of other meetings will be discussed and mutually agreed upon by both parties.

        6.5. Any change in the implementation Schedule proposed by AZCOM and ACL shall be discussed and mutually agreed upon by both parties.

        6.6. The foreign training schedule shall be discussed and mutually agreed upon by both Parties.

7.      IMPLEMENTATION SCHEDULE

        7.1. Details of the proposed time schedule for the design and engineering, manufacturing, delivery, installation, testing, commissioning and acceptance shall be in accordance with Attachment 5.

        7.2. ACL shall be responsible for the timely delivery of the Equipment and shall ensure that the time schedule in accordance with Attachment 5 is followed strictly.

8.      FACTORY TESTING AND INSPECTION

        8.1. Two (2) representatives of AZCOM shall witness factory test of the Equipment for a period of three (3) calendar days, at ACL's designated factories/plants. ACL shall provide all necessary assistance to AZCOM's representatives in visa arrangements for the period of their stay in the Manufacturer's locality.

        8.2. ACL shall give an advance notice of at least two (2) weeks (or other mutually agreed upon time) prior to factory testing and submit to AZCOM the test/inspection procedures also at least two
                (2) weeks prior to the same.

9.      SYSTEM ACCEPTANCE

        9.1.    System Acceptance

                9.1.1. On the completion of the Installation of the Equipment and, when a System is in ACL's opinion has been substantially completed, ACL shall give five (5) days prior written notice to AZCOM regarding its intention to commence the System Acceptance Test.

        9.1.2. Substantial completion shall mean that except for some minor deficiencies (which are enumerated below), all the materials, equipment and accessories have been properly installed or constructed, and the technical requirements and specifications are fully complied. Minor deficiencies shall be limited to the following and shall be corrected by ACL within three (3) months, starting from the issuance of System Acceptance Certificate.

                a. Minor faults or defects that will not affect the System's normal operation.

                b. Defective modules/units which are not service affecting that are immediately replaceable from spare parts pool.

                c. Lacking spare modules/units and accessories at site. Spare modules mean initially un-assigned modules/units and/or assigned modules/units not affecting the project execution at any of the sites.

                d. Incomplete equipment/distributor labelling, instruction booklets, As-Built drawings and documentation.

        9.1.3. One (1) copy of the agreed test documents shall be made available to AZCOM two (2) weeks prior to the commencement of the System Acceptance Test.

        9.1.4. The System Acceptance Tests on completely installed Systems shall be performed by AZCOM, under the supervision of ACL in accordance with the agreed Acceptance Test Program.

                Test shall include but not be limited to:

                a. visual inspection;

                b. review of the factory test results;

                c. tests to verify that technical performance is in compliance with the Specifications;

                d. end-to-end link test;

        9.1.5. After the completion of the above tests, AZCOM, as part of the System Acceptance Test, shall continuously observe and monitor for forty eight (48) days the stability of the performance of the overall System which is hereinafter called "stability testing".

                During this period, no adjustment shall be made on any part of the System. Should there be any fluctuation in the parameters observed in any section of the System, the cause of the fluctuation shall be investigated and the faults causing such abnormalities shall be promptly rectified by ACL to meet the Specifications and the requirements of the Contract. After rectification of the faults, the stability testing shall be continuously observed and monitored for seven (7) consecutive days and shall be repeated and cease only when the overall System has attained the level of stability in its performance in accordance with the Specifications and the requirements of the contract.

        9.1.6. Any incomplete or unsatisfactory aspect of the System or of the performance thereof shall be dealt with in accordance with the following:

                9.1.6.1. In the event that the results of System Acceptance
                         Tests carried out are not in accordance with the requirements of the Contract, action shall be taken by ACL to locate and isolate the faults.

                9.1.6.2. Any faults located by ACL or notified to ACL by AZCOM shall be rectified promptly by ACL.

                9.1.6.3. Each corrective action shall be performed by ACL and witnessed by AZCOM. A detailed written report containing particulars relating to the faults together with the results of the re-testing shall be submitted to AZCOM immediately after the corrective actions.

                9.1.6.4. ACL shall recommend the Equipment for re-testing only when all faults have been corrected to meet the requirement of the Contract. AZCOM may also perform additional tests it deems necessary. Such additional test procedures shall be agreed upon by both parties.

                9.1.6.5. The rectification of any particulars referred to in this clause shall be carried out by ACL at its own expense and effected promptly upon receipt of notice thereof.

                9.1.6.6. If ACL fails to rectify any such particulars within a reasonable time, AZCOM may elect to have any or all of such particulars rectified through other means. In which event ACL shall compensate AZCOM, within the limits of ACL's liability under the Contract, for all losses, damages, costs, charges, and expenses which AZCOM may sustain by reason of ACL's failure to effect the necessary corrective measures on the particulars referred to.

        9.1.7. Each System will be initially accepted after ACL has demonstrated to AZCOM that all the requirements of the Specifications have been complied with, and provided that the result shows that:

                a. the System is functioning properly according to the technical specifications; and

                b. the requirements of the Contract have been met.

                In which event, ACL will be granted by AZCOM a certificate of System Acceptance five (5) days from the date of System Acceptance. The date of the certificate shall be the completion date of the stability test.

        9.1.8. In the event that AZCOM does not grant a certificate of System Acceptance but nevertheless AZCOM and ACL mutually agree in writing that the System can be put in commercial service, ACL shall issue a waiver on their rights for the issuance of System Acceptance certificate up to a certain period of time. Such shall not relieve ACL of his responsibility under this Contract and ACL shall continue to be responsible for any damage attributable to any part of the System which requires corrective action.

        9.1.9. Items requiring corrective actions and items not provided shall be jointly identified by AZCOM and ACL. When the outstanding corrective action has been taken and the outstanding items delivered and approved by AZCOM in writing, a certificate of System Acceptance will be granted.

        9.1.10. After the execution of the System Acceptance Test protocol, the representative from AZCOM shall indicate the outcome of each test. Providing there are no major failures, the representative of AZCOM shall sign and date the test protocol, indicating that the System is acceptable.

9.2.    Performance Monitoring

        During the Warranty Period the Network shall be, at AZCOM's discretion, tested to ensure that the System performance is in line with the System specifications.

        These tests shall be as follows:

        - System Functionality Tests
        - Long Term BER Tests
        - Output Power Measurements on the Base Station

        Before any test is conducted, AZCOM shall notify ACL two weeks in advance that a test is to be conducted. ACL shall have the option of being present at any test. If a test is conducted whilst ACL is not present and the results are a failure, AZCOM shall notify ACL so that the test can be repeated after an investigation by ACL. If the test fails again ACL shall be given 30 days to apply corrective action. If after 30 days no corrective action has been taken or a subsequent test again fails, the System under test shall be deemed to have failed Performance Monitoring and the Warranty Period shall be extended.

        Once a system has failed Performance Monitoring ACL shall be required to take corrective action, including the complete replacement of the System in question.

        The System Functionality tests as defined by AZCOM may include, but are not limited to the following:

        - System Installation and Service Provisioning
        - System Connectivity: 64kbit/s and 128kbit/s Leased Line Data
          Services
        - Network Management System functionality test

        The Long Term BER Test shall be:
        - 168 hour BER. A Pass shall be when the average BER is better than 10/-7/.

        The Output Power Test shall be:
        - CT Output Power is within 1.5dB of commissioned level.

        (Commissioned values are as defined within the Acceptance Test Protocol/ Results)

9.3.    Acceptance for Spares and Tools and Test Equipment

        9.3.1. The Spares shall be accepted prior to the System Acceptance Test of the last System, while the Acceptance Test of tools and test equipment shall be conducted prior to their delivery to AZCOM's warehouse.

        9.3.2. Acceptance test for Spares and tools and test equipment shall be conducted according to the agreed test procedures which shall be submitted by ACL to AZCOM six (6) weeks prior to acceptance test.

        9.3.3. This test shall be conducted once and shall be considered as final. After passing the acceptance test successfully, acceptance certificate for Spares and tools and test equipment shall be issued within two (2) weeks therefrom. If AZCOM does not issue the said certificate within two (2) weeks for reasons not attributable to the fault of ACL, the acceptance certificate shall be deemed to have been issued by AZCOM.

        9.3.4. Warranty of Spares, tools and test equipment shall be for eighteen (18) months from the date of Acceptance.

9.4.    Subscriber Terminal Acceptance Test

        Upon the delivery of the Subscriber Terminals to ACL's warehouse in the Philippines, an acceptance test shall be performed. After a successful ST Acceptance Test and subsequent issuance of an Acceptance Test Certificate by AZCOM the Warranty Period on the subscriber terminals shall start.

        The Subscriber Terminal Acceptance Test shall be in two parts. The second test shall only be undertaken if the first test fails.

        The first test shall be a sample test. AZCOM shall randomly select 4% of subscriber terminals within a delivery batch. These terminals shall be tested for normal leased line data operation, and be given a 60-minute BER test conducted over the air. The BER results shall be better than 10 /-7/.

        If during this first test more than 20% of the terminals fail, the second test shall be performed. If less than 20% of the terminals fail the whole batch of Subscriber Terminals shall be accepted and a successful acceptance test certificate issued.

        The second test shall be a complete test of all the subscriber terminals. This test shall be for normal leased line data operation, and include a 60-minute BER test conducted over the air. The BER results shall be better than 10 /-7/. Only Subscriber Terminals that pass this test shall be accepted by AZCOM.

10. MAINTENANCE SPARES

        10.1. The supply of the Spares at reasonable costs shall be available for a period of ten (10) years from the date of the System Acceptance of the last System. If the manufacture of any of the Spares ceases due to technical development, ACL shall supply equivalent replacement parts together with the accessories, if needed, at reasonable cost. The ordering procedure shall be included in the system documentation.

        10.2. ACL shall guarantee that the quantity of spare parts to be supplied with the main Equipment will be sufficient during the Warranty Period. If the quantity is not sufficient for the said period due to equipment failures caused by faulty design and manufacturing defects, ACL shall supply at its own cost or at no cost to AZCOM the additional Spares required to cover the shortfall.

        10.3. The list of Spares to be supplied should fully identify the item to facilitate future ordering. It should be possible in the future to order the needed parts with no prior agreement with ACL.

        10.4. In case Spares will be used during installation and commissioning, ACL shall replenish the same prior to the acceptance test of the Spares at no cost to AZCOM.

        10.5. All Spares used during the Warranty Period shall be replenished by ACL within one (1) month at no cost to AZCOM.

11.     TOOLS AND TEST EQUIPMENT

        Tools and test equipment to be supplied for the Equipment shall be in accordance with Annex A. The tools and test equipment provided under this Contract shall be made available for testing and acceptance work without any hindrance up to the acceptance of the last System.

12.     REPAIR SERVICE

        ACL shall guarantee the availability of repair services after Warranty Period for all repairable Equipment supplied under Contract No. CN99-
        002. The procedures for repair service including turn around time for each item shall be mutually agreed upon by the Parties within two (2) weeks from signing of this Contract.

13.     DOCUMENTATION

        ACL shall provide the installation documents, operation and maintenance manuals and brochures of all Equipment installed within two (2) weeks from signing of this Contract. Two (2) complete sets of such documents/manuals shall also be provided to Engineering and Operation and Maintenance groups. All documentation shall be written in English.

14.     WARRANTY

        14.1. ACL shall be fully responsible for the proper functioning of all the Systems covered under this Contract during the period from System Acceptance up to the end of the Warranty Period.

        14.2. During the Warranty Period, ACL shall promptly replace/repair defective parts at no cost to AZCOM.

        AZCOM and ACL agree that any matter not covered by this protocol shall be discussed and mutually resolved in good spirit for the benefit of the successful implementation of the Project.

        For: AZCOM                              For: ACL


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                              LIST OF ATTACHMENTS

Attachment 1    Scope of Work

Attachment 2    Network Configuration and Requirements

                1. Typical Base Station Diagram

                2. Typical Subscriber Terminal Diagram

                3. WAS Network Diagram

                4. AZCOM Network Diagram

Attachment 3    Technical Specification

                3.1 Wireless Access Network

                    3.1.1 ETSI EN301 124 Specifications

                    3.1.2 Airspan Frequency Plan

                    3.1.3 Technical Reference/Brochure

                3.2 DC Power Supply

Attachment 4    Interface Configuration

Attachment 5    Deployment Plan

Attachment 6    Training Program